Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), is dated as of March 30, 2018, between Samson Oil & Gas Limited, an Australian corporation (the “Company”), and the Purchaser identified on the signature pages hereto (together with its successors and assigns, “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, Ordinary Shares of the Company, which will be immediately exchanged for ADSs as more fully described in this Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Purchaser desires to make a secured Short-Term Loan to the Company, and upon the approval of the Company’s shareholders, Purchaser desires to repay such Short-Term loan and make another, larger loan via a promissory note convertible into Ordinary Shares of the Company, once again immediately exchangeable for ADSs, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (as such terms are used in and construed under Rule 405 of the Securities Act). With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of Purchaser.

“American Depositary Shares” or “ADSs” shall mean the American Depositary Shares traded on the OTCQB under the symbol “SSNYY” that are the equivalent of two hundred (200) of the Company’s Ordinary Shares.

 “Initial Closing” means the closing of the Initial Offering on the Initial Closing Date pursuant to Section 2.1 of this Agreement.

“Initial Closing Date” means March 20 unless another date is mutually agreed to by the parties.

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than, in the case of the Securities, restrictions provided in the Transaction Documents or as otherwise agreed or imposed by Purchaser).

“Material Adverse Effect” means any material adverse effect on (a) the enforceability of any Transaction Document or (b) the Company’s ability to perform in any material respect its obligations under any Transaction Document, other than any such effect that resulted primarily from (i) any change in the United States or foreign economies or securities or financial markets in general, (ii) any change that generally affects the oil and gas industry, or (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l) of this Agreement.

“Offerings” shall mean the Initial Offering and the Second Offering.

 “Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof, pursuant to the terms of such securities, to acquire at any time Ordinary Shares, including, without limitation, ADSs, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Ordinary Shares” means the Ordinary Shares of the Company, which trade on the ASX under the symbol “SSN”, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means any civil or criminal action, claim, suit, arbitration, investigation or proceeding.

 “Purchaser Party” shall have the meaning ascribed to such term in Section 4.6 of this Agreement.

“Second Closing” means the closing of the Second Offering on the Second Closing Date pursuant to Section 2.1 of this Agreement.

“Securities” means the Ordinary Shares and the ADSs for which the Ordinary Shares may be exchanged.

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“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a) of this Agreement.

“Stockholders Agreement” shall mean the Stockholders Agreement of even date herewith by and between the Company and Purchaser, on behalf of itself and its Affiliates.

“Transaction Documents” means this Agreement, the Stockholders Agreement. and any other documents or agreements executed and delivered to Purchaser in connection with the transactions contemplated hereunder.

1.2 Currency. All references to currency in this Agreement are to United States dollars.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase of Securities.

(a) (i) At the Initial Closing, upon the terms set forth herein, the Company shall sell, and Purchaser shall purchase 800,000,000 Ordinary Shares (4,000,000 ADSs) (the “Purchased Shares”) at a price of $0.00125 per Ordinary Share ($0.25 per ADS) for $1,000,000 (the “Subscription Amount”). (ii) On April 15, 2018 (the “Second Closing Date”), there shall be another closing (the “Second Closing”) the Company shall sell, and Purchaser shall purchase a non-convertible Subordinated Promissory Note in substantially the form attached hereto as Exhibit A (the “Subordinated Promissory Note”) in the amount of $1,000,000 in exchange for a loan to the Company by Purchaser of $1,000,000 bearing four percent (4%) simple interest per annum, payable annually in arrears, secured by the Company’s assets, which security interest shall be junior to and in all respect subordinated to, the credit facility provided by the Company’s principal lender or lending group, including any successors thereto (the “Short-Term Loan”);

(b) (i) At the Initial Closing, Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the Subscription Amount and the Company shall issue to Purchaser the Purchased Shares (to be exchanged for ADSs pursuant to Section 2.2), and the other items set forth in Section 2.3 of this Agreement deliverable at the Initial Closing on the Initial Closing Date. (ii) At the Second Closing, Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the Short-Term Loan amount, and the Company shall issue to Purchaser the Subordinated Promissory Note, and the other items set forth in Section 2.3 of this Agreement deliverable at the Second Closing on the Second Closing Date.

(c) Upon the approval by the Company’s shareholders of the transactions contemplated by Section 2.1(c), (d) and (e) hereof, but in no event prior to May 10, 2018 (the “Final Closing Date”), and upon the terms set forth herein, the Company shall sell, and Purchaser shall purchase, a convertible promissory note in the amount of $5,577,919 bearing four percent (4%) simple interest per annum, payable annually in arrears, secured by the Company’s assets, which security interest shall be junior to and in all respect subordinated to, the credit facility provided by the Company’s principal lender or lending group, including any successors thereto (the “Convertible Note Purchase Price”) in the form attached hereto as Exhibit B (the “Convertible Promissory Note”). The Convertible Promissory Note shall be convertible into 2,479,075,200 Ordinary Shares (12,395,376 ADSs) for the Convertible Note Purchase Price, within thirty (30) days after demand for such conversion, in whole or in part.

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(d) At the Final Closing, Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the Convertible Note Purchase Price, and the other items set forth in Section 2.3 of this Agreement deliverable at the Final Closing on the Final Closing Date.

(e) At the Final Closing, the Company shall deliver to the Purchaser via wire transfer immediately available funds of $1,000,000 plus accrued but unpaid interest as repayment of the Short-Term Loan (the “Short-Term Loan Repayment”) in exchange for the cancelation of the Subordinated Promissory Note and release of any related Liens securing the Company’s obligations under the Short-Term Loan, provided, however, that the Parties may agree to reduce the amount paid to the Company by Purchaser for the Convertible Promissory Note by the amount of the Short-Term Loan Repayment in lieu of a separate payment by the Company.

(f) Ordinary Shares will be issued in uncertificated form and will be registered in the name of Purchaser with the Company’s share registry, Security Transfer Registrars, 770 Canning Highway, Applecross, Western Australia 6153, telephone +618 9315 2333. Each of the Initial Closing, the Second Closing and the Final Closing shall occur at 4:30 p.m., Denver time, at the offices of Davis Graham & Stubbs LLP, 1550 17th St, Denver CO, 80202, or such other time and location as the parties shall mutually agree.

2.2 Exchange of Ordinary Shares for ADSs. The Ordinary Shares purchased in the Initial Offering, shall be delivered on the Initial Closing Date, and any Ordinary Shares issued upon conversion of the Convertible Promissory Note shall be delivered on the date of such conversion (in both cases, the “Delivery Date”), to the depositary for the ADSs, The Bank of New York Mellon (the “Depositary”), to be exchanged for ADSs, and Purchaser will execute all documents required by the Depositary to effect such exchange. The Depositary is expected to deliver ADSs to Purchaser through The Depository Trust Company no later than three business days after the Delivery Date. The Company will pay the ADS exchange fees charged by the Depositary for the exchange of Purchaser’s Ordinary Shares at the time of the Initial Closing but not upon the conversion of all or any portion of the Convertible Promissory Note. No fractional shares will be issued upon exchange of Ordinary Shares for ADSs.

2.3 Deliveries; Closing Conditions.

(a) At or before Initial Closing, the Company shall deliver or cause to be delivered to Purchaser the following:

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(i) evidence of the issuance of a number of Ordinary Shares comprising the Purchased Shares, registered in the name of Purchaser;

(ii) evidence of (A) remittance of Purchaser’s Ordinary Shares to the Depositary and (B) instructions to the Depositary to issue ADSs to Purchaser in an amount equal to the Purchased Shares;

(iii) an executed Stockholders Agreement;

(iv) a certificate, dated as of the Initial Closing Date, signed by an authorized officer of the Company, certifying (1) that the representations and warranties of the Company in this Agreement are true and correct on and as of the Initial Closing Date, (2) that the constitution, bylaws or other organizational or charter documents of the Company on file with the Commission are true and complete, have not been modified, and are in full force and effect; (3) that the resolutions of the Company’s board of directors relating to the transactions contemplated by this Agreement are in full force and effect and have not been amended or modified; and (4) as to the incumbency of the officers of the Company who have executed or will execute any of the Transaction Documents.

(b) At or before the Initial Closing, Purchaser shall deliver or cause to be delivered to the Company:

(i) the Subscription Amount, payable in United States dollars, by wire transfer to the account specified by the Company.

(ii) an executed Stockholders Agreement.

(c) At or before the Second Closing, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) the Subordinated Promissory Note;

(ii) a certificate, dated as of the Second Closing Date, signed by an authorized officer of the Company, certifying (1) that the representations and warranties of the Company in this Agreement are true and correct on and as of the Second Closing Date, (2) that the constitution, bylaws or other organizational or charter documents of the Company on file with the Commission are true and complete, have not been modified, and are in full force and effect; (3) that the resolutions of the Company’s board of directors relating to the transactions contemplated by this Agreement are in full force and effect and have not been amended or modified; and (4) as to the incumbency of the officers of the Company who have executed or will execute any of the Transaction Documents.

(d) At or before the Second Closing, Purchaser shall deliver or cause to be delivered to the Company:

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(i) the Short-Term Loan, payable in United States dollars, by wire transfer to the account specified by the Company.

(e) At or before Final Closing, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) the Convertible Promissory Note.

(ii) the Short-Term Loan Repayment, payable in United States dollars, by wire transfer to the account specified by the Company.

(d) At or before the Final Closing, Purchaser shall deliver or cause to be delivered to the Company:

(i) the Convertible Note Purchase Price, payable in United States dollars, by wire transfer to the account specified by the Company.

(ii) Evidence of the release of Liens securing the Company’s obligations under the Subordinated Promissory Note in exchange for the imposition of the same or similar Liens securing the Company’s obligations under the Convertible Promissory Note.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to Purchaser as of the date hereof:

(a) Subsidiaries. All of the direct and indirect subsidiaries (each, a “Subsidiary”) of the Company are set forth on the Company’s most recently filed Annual Report on Form 10-K or documents incorporated by reference therein.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except where the revocation, limitation or curtailment could not have or reasonably be expected to result in a Material Adverse Effect.

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate consent or action is required to be obtained by the Company, its board of directors or its shareholders in connection therewith other than the Required Approvals (as defined below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; (iii) insofar as indemnification and contribution provisions may be limited by applicable law and (iv) as limited through the exercise of supervisory or enforcement powers of applicable government authorities.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) upon the receipt of the consent of the Company’s principal lender to the transactions contemplated by this Agreement and the other Transaction Documents, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except as would not have or reasonably be expected to result in a Material Adverse Effect, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company will obtain all necessary consents, waivers, authorizations and orders, and will give all notices to, and make all filings with, federal, state, local and other governmental authorities or other Persons, including, without limitation, approval by the Company’s shareholders of the purchase of the Convertible Promissory Note and redemption of the Subordinated Promissory Note, approval of the ASX, filing of a Form D with the Securities and Exchange Commission (the “Commission”) in connection with the execution, delivery and performance by the Company of the Transaction Documents (collectively, the “Required Approvals”).

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(f) Issuance of the Securities. The Ordinary Shares and the ADSs are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Ordinary Shares and the ADSs are not being issued pursuant to any registration statement but are being issued in reliance on exemptions from registration under the Securities Act of 1933 (the “Securities Act”).

(g) Capitalization. All of the equity securities that have been issued by the Company since its most recently filed Form 10-Q have been disclosed in the SEC Reports, other than issuances pursuant to the exercise of employee stock options pursuant to the Company’s stock option plans, or pursuant to the conversion or exercise of Ordinary Share Equivalents outstanding as of the date of the most recently filed periodic report pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).

(h) SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed in the SEC Reports or in Company press releases, since the date of the latest financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to existing Company equity incentive and incentive compensation plans.

(j) Litigation. Except (i) as disclosed in the SEC Reports and (ii) Riviera Finance of Texas, Inc. v. Samson Oil & Gas USA, Inc., no. 1:18-cv-00316, U.S.D.C., D. Colorado, (filed February 8, 2018)(seeking $100,271.00 plus costs, fees and punitive damages for unpaid invoices of Spydr Oilfield Services, LLC for unauthorized roustabout services) (the “Riviera Litigation”), there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) is reasonably expected by the Company to result in a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws.

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(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. Except as disclosed in the SEC Reports, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and (ii) neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit that would reasonably be expected to result in a Material Adverse Effect.

(m) Non-compliance with Form S-3 Registration Requirements; Prospectus and Disclosure. The Company does not currently meet the requirements for use of Form S-3 under the Securities Act for registering the Securities. Accordingly, the Securities have not been registered under the Securities Act pursuant to any registration statement and the Securities will be issued pursuant to the exemption from registration under the Securities Act provided by Rule 506 of Regulation D in reliance on Purchaser’s representations and warranties in Section 3.2(a) hereof.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title to their oil and gas properties as disclosed in the SEC Reports except to the extent that any defect in or limitations on such title would not reasonably be expected to result in a Material Adverse Effect.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.

(p) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to this the transactions contemplated under this Agreement.

(q) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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(r) Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(g) of the Exchange Act and trade on the OTCQB. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs pursuant to the Exchange Act or their trading on the OTCQB. The Company has not received any notification or information suggesting that the Commission is contemplating termination of its registration .

(s) Stockholders Agreement. The Company hereby confirms and acknowledges each of the covenants and agreements it has made in the Stockholders Agreement with the Purchaser of even date herewith.

(t) Acknowledgment Regarding Purchaser. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor to, or fiduciary of, the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and that any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Securities.

(u) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

3.2 Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Securities Laws Compliance. Purchaser confirms and acknowledges that (i) Purchaser, either alone or together with Purchaser’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Securities; (ii) Purchaser is relying on legal, tax and investment advisors of Purchaser’s own choosing and nothing in the Agreement or any other materials presented to Purchaser in connection with its purchase of the Securities constitutes legal, tax or investment advice; (iii) Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment; (iv) Purchaser has had access to such information as Purchaser deemed necessary in order to conduct any due diligence Purchaser desired to do in connection with the purchase and sale of the Securities; (v) it is an "accredited investor" as defined in Rule 501(a) under the Securities Act; (vi) the Securities are "restricted securities" under the Securities Act; (vii) it may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom; (vii) the Company has no obligation to register any of the Securities; and (viii) neither the Company nor any other person offered to sell the Securities to Subscriber by means of any form of general solicitation or advertising as defined in Securities Act Regulation D.

(b) Organization; Authority. Purchaser has full right or corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser. Each Transaction Document to which Purchaser, whether an individual or an entity, is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) No Takeover Intent. Purchaser has no present actual intent to seek to effect, or to assist others in effecting, a hostile acquisition of the Company, whether by tender offer, takeover bid, proxy contest or otherwise. Purchaser hereby confirms and acknowledges, on behalf of itself and each of its Affiliates, each of the covenants and agreements it has made in the Stockholders Agreement with the Company of even date herewith.

(d) No Government Review. Purchaser understands that no United States, Australian or other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities purchased hereunder.

(e) Beneficial Ownership. Immediately following Purchaser’s purchase of the Securities hereunder in the Initial Closing, Purchaser, together with its Affiliates, will not beneficially own more than 19.99% of the Company’s Ordinary Shares. For purposes hereof, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Non-U.S. Purchasers. If Purchaser or any of its Affiliates holding beneficial ownership of the Company’s Ordinary Shares or ADSs is, at the time of the purchase of any of the Securities or at any time thereafter, outside the United States, Purchaser and any such Affiliate will comply with all applicable laws and regulations in each foreign jurisdiction in which Purchaser purchases, offers, sells or delivers Securities or has in Purchaser’s possession or distributes any offering material relating to the Securities, in all cases at Purchaser’s own expense.

(i) Non-Disclosure and No Misuse. Purchaser represents that neither Purchaser nor any of its Affiliates, including persons acting on behalf of, or pursuant to any understanding with or based upon any information received from, Purchaser or any Affiliate, has, directly or indirectly, as of the date of this Agreement, engaged in any transactions in any of the Securities or violated its obligations of confidentiality with respect to the Offerings since the time that the Purchaser was first contacted by any person with respect to the Offerings. Purchaser further covenants that neither Purchaser nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, Purchaser will engage in any such transactions or violate such confidentiality obligations prior to the public disclosure of the Offerings by the Company.

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ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Further Approvals. The Company agrees that, if and to the extent that any further approvals or filings are required to complete the Offerings or issue any of the Securities, it will take all steps necessary to make such filings or obtain such approvals immediately upon notice thereof.

4.2 SEC Reporting. Until Purchaser does not own Securities, the Company covenants (a) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act and (b) not to terminate its status as an issuer required to file reports pursuant to the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, other than in connection with a merger, consolidation or other acquisition in which the Company is not the surviving entity.

4.3 Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby immediately following the Initial Closing Date (the “Press Release”), and (b) file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby by the first business day following the Initial Closing Date, which filing will include the Press Release..

4.4 Use of Proceeds. The principal use of the proceeds of the Offerings will be to develop and enhance the value of the Company’s existing oil and gas properties, including the repayment of existing liabilities arising from the prior operations, production and development of such properties, provided, however, that the Company will not use more than the greater of (i) ten percent (10%) of the total proceeds or (ii) $500,000 for the payment of existing liabilities.

4.8 Future Sales of Securities. Purchaser will have no right of first refusal, right of participation or other rights with respect to any future offers or sales of Ordinary Shares, ADSs or other securities by the Company. Purchaser further acknowledges that, following the Offerings, the Company may offer or sell other securities, including but not limited to the issuance or grant of (a) Ordinary Shares or ADSs upon the exercise of currently outstanding warrants or options, (b) options or other securities under the Company’s current or future incentive compensation plans, (c) bonds, debentures, long term promissory notes or other debt securities and (d) options, warrants or other equity derivative securities to lenders providing debt financing to the Company.

ARTICLE V
MISCELLANEOUS

5.1 Fees and Expenses. Each party shall pay the fees and expenses of its own advisors, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Except as otherwise provided in this Agreement, other than the Depositary fees payable by the Company for the Ordinary Shares issued at the Initial Closing, Purchaser is solely responsible for payment of any transfer agent fees, stamp taxes and other taxes and duties levied for the issuance, delivery or transfer of any Securities to Purchaser.

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5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or the email address, respectively, set forth on the signature pages attached hereto prior to 5:30 p.m. (Colorado time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Colorado time) on any business day, (c) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least a majority of the Ordinary Shares purchased pursuant to this Agreement or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities; provided Purchaser provides prior written notice to the Company and such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to “Purchaser.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 of this Agreement.

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5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof, provided, however, that the validity, enforcement and interpretation of the Ordinary Shares and their issue shall be governed by Australian law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the City and County of Denver, Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Denver, Colorado, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents). In any action or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect.

5.11 Remedies. In addition to all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.12 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

SAMSON OIL & GAS LIMITED	Address for Notice:

/s/ Terence M. Barr	Samson Oil & Gas Limited
Terence M. Barr, CEO & Managing Director	1331 17th Street, Suite 710 Denver, CO 80202 Attn: Chief Executive Officer

With a copy to (which shall not constitute notice):

Davis Graham & Stubbs LLP 1550 17th Street # 500 Denver, CO 80202 Attn: S. Lee Terry, Jr.

[Company Signature Page – Subscription Agreement]

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IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

DYNEVOLVE CAPITAL, LLC	Address for Notice:

/s/ Patrick Duke
Name: Patrick Duke
Title: Managing Director

Attn:
Email:
Fax:

With a copy to (which shall not constitute notice):

Attn:
Email:
Fax:

[Purchaser Signature Page – Subscription Agreement]

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